UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2026

NeuroOne Medical Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40439	27-0863354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7599 Anagram Dr., Eden Prairie, MN 55344

(Address of principal executive offices and zip code)

952-426-1383

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NMTC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2026, Ronald McClurg notified NeuroOne Medical Technologies Corporation (the “Company”) of his intention to retire as the Company’s Chief Financial Officer. The effective date of Mr. McClurg’s retirement as Chief Financial Officer will be June 30, 2026. Following his retirement as an officer, Mr. McClurg will remain employed by the Company as a Senior Advisor, to ensure a smooth transition of duties, until December 31, 2026 (the “Retirement Date”).

In connection with Mr. McClurg’s retirement, the Board announced that Christopher Volker, the Company’s Chief Operating Officer, will succeed Mr. McClurg as the Company’s Chief Financial Officer effective as of July 1, 2026. Mr. Volker has extensive experience in the medtech industry, including senior leadership roles at Abbott, Cardiovascular Systems, Inc. (“CSI”), and St. Jude Medical. At CSI, he served as Vice President & General Manager of International and had direct responsibility for international P&L and commercial expansion, including sales, training & education, marketing, business development and program management. Prior to CSI, Mr. Volker held executive leadership roles at St. Jude Medical, including senior roles in corporate finance where he reported directly to St. Jude Medical’s Chief Financial Officer.

He began his career in healthcare and technology investment banking, where he developed expertise in financial analysis, mergers and acquisitions, strategic planning, growth equity investments and financings. Mr. Volker earned a Bachelor of Arts degree from St. John’s University and a Master of Business Administration in Finance from the Wharton School at the University of Pennsylvania. Mr. Volker holds the Chartered Financial Analyst® designation.

Mr. Volker’s base salary will be increased to $350,000 in connection with his appointment as Chief Financial Officer, but the other compensatory and material terms of Mr. Volker’s employment with the Company will remain unchanged.

 In connection with Mr. McClurg’s anticipated retirement, he and the Company entered into a Transition and Release Agreement, dated as of April 28, 2026 (the “Transition Agreement”), pursuant to which Mr. McClurg will continue to receive his current salary and employment benefits until the Retirement Date, at which time his employment with the Company will cease. In exchange for the payments made under the Transition Agreement, Mr. McClurg provides a general release of claims, and agrees to customary restrictive covenants.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the text of the Transition Agreement. The form of the Transition Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Transition and Release Agreement, by and between the Company and Ronald McClurg, dated April 28, 2026
104	Cover Page Interactive Data File (embedded with Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION
Dated: April 30, 2026
	By:	/s/ David Rosa
David Rosa
Chief Executive Officer

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